 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-292670
Prospectus Supplement
(To Prospectus dated January 12, 2026)
$750,000,000 5.400% Senior Notes due 2036
We are offering $750,000,000 aggregate principal amount of our 5.400% Senior Notes due 2036 (the “notes”).
We will pay interest on the notes semi-annually in arrears on February 1 and August 1 of each year, commencing on August 1, 2026. The notes will mature on February 1, 2036. We may redeem some or all of the notes at our option at any time and from time to time at the applicable redemption prices described under “Description of the Notes — Optional Redemption” in this prospectus supplement.
We intend to use the net proceeds of this offering and borrowings under a proposed new $1.5 billion 3-year term loan facility (the “Term Loan A”) that we expect to enter into at the closing of the HG Acquisition (as defined herein) to fund the HG Acquisition, and related fees and expenses. We expect to fund the remainder of the HG Acquisition and related fees and expenses with the net proceeds of the Utica Disposition (as defined herein) or, in the event the HG Acquisition closes prior to the closing of the Utica Disposition, with borrowings under our existing revolving credit facility and cash on hand, and we would then use the net proceeds of the Utica Disposition for general corporate purposes, including the repayment of indebtedness. See “Use of Proceeds.” If (i) the closing of the HG Acquisition has not occurred on or prior to the Special Mandatory Redemption Outside Date (as defined herein), (ii) prior to the Special Mandatory Redemption Outside Date, the Purchase Agreement (as defined herein) is terminated according to its terms without the closing of the HG Acquisition, or (iii) we determine based on our reasonable judgment (in which case we will notify the trustee in writing thereof) that the HG Acquisition will not close prior to the Special Mandatory Redemption Outside Date or at all, we will be required to redeem all of the outstanding notes at a redemption price equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to but excluding the Special Mandatory Redemption Date. See “Description of the Notes — Special Mandatory Redemption.”
The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange.
Investing in the notes involves risks. Please read “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 2 of the accompanying base prospectus and other information included or incorporated by reference into this prospectus supplement and the accompanying base prospectus.
	Public Offering Price(1)	Underwriting Discount	Proceeds, Before Expenses, to Us
Per note	99.869%	0.650%	99.219%
Total	$749,017,500	$4,875,000	$744,142,500

(1)
Plus accrued interest, if any, from January 28, 2026.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The notes will be delivered to investors on or about January 28, 2026 in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, which may include Clearstream Banking S.A. and Euroclear Bank S.A./N.V., against payment in New York, New York.
Joint Book-Running Managers
RBC Capital Markets	J.P. Morgan
Wells Fargo Securities	Truist Securities	PNC Capital Markets LLC
Barclays	BofA Securities	CIBC Capital Markets
Citigroup	Mizuho	SMBC Nikko
Co-Managers
US Bancorp	Comerica Securities
January 13, 2026

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus and any applicable free writing prospectuses. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying base prospectus and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy those securities in any circumstances or jurisdiction in which such offer or solicitation is unlawful. The information contained in this prospectus supplement and the accompanying base prospectus is accurate only as of the respective dates on the front covers of this prospectus supplement and the accompanying base prospectus, the information contained in any related free writing prospectus will be accurate only as of the date of that document, and the information contained in any document incorporated by reference into this prospectus supplement is accurate only as of the date of such document. Our business, financial condition, results of operations and prospects may have changed since those respective dates.
Unless otherwise expressly stated or the context otherwise requires, references to “dollars,” “$” and other similar references in this prospectus supplement, the accompanying base prospectus and any related free writing prospectuses are to U.S. dollars. Unless otherwise expressly stated or the context otherwise requires, the words “Antero Resources,” “we,” “us” and “our” as used in this prospectus supplement refer to Antero Resources Corporation and its subsidiaries. However, in the “Description of the Notes” section of this prospectus supplement, references to “Antero Resources,” “we,” “us” and “our” are to Antero Resources Corporation only and not to any of its subsidiaries.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Some of the information in this prospectus supplement, including the documents incorporated by reference herein, may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this prospectus supplement, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements described or referenced under the heading “Risk Factors” in this prospectus supplement and under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024. Each forward-looking statement is based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events at the time such statement was made. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:
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natural gas, NGLs and oil prices;

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our ability to execute our business strategy;

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our production and natural gas, natural gas liquids (“NGLs”) and oil reserves;

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our financial strategy, liquidity and capital required for our development program;

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risks associated with our pending acquisition of HG Energy II Production Holdings, LLC and Antero Midstream’s (as defined below) pending acquisition of HG Energy II Midstream Holdings, LLC, and the pending disposition of substantially all of our Utica Shale oil and gas assets and Antero Midstream’s disposition of substantially all of its Utica Shale midstream assets, including the risk that any of the pending transactions is not consummated on the terms expected or on the anticipated schedule, or at all, and risks associated with the successful integration and future performance of the acquired assets and operations;

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our ability to obtain debt or equity financing on satisfactory terms to fund acquisitions, expansion projects, capital expenditures, working capital requirements and the repayment or refinancing of indebtedness;

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our ability to execute our return of capital program;

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timing and amount of future production of natural gas, NGLs and oil;

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impacts of geopolitical events, including the conflicts in Ukraine and in the Middle East, and world health events;

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our ability to meet minimum volume commitments and to utilize or monetize our firm transportation commitments;

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marketing of natural gas, NGLs and oil;

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our future drilling plans;

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our projected well costs;

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our hedging strategy and results;

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costs of developing our properties;

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uncertainty regarding our future operating results;

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operations of Antero Midstream Corporation (“Antero Midstream”);

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competition;

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government regulations and changes in laws;

S-iii

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pending legal or environmental matters;

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leasehold or business acquisitions;

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our ability to achieve our greenhouse gas reduction targets and the costs associated therewith;

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general economic conditions;

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credit markets; and

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our other plans, objectives, expectations and intentions contained or incorporated by reference in this prospectus that are not historical.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties incidental to our business, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, inflation, supply chain or other disruption, availability and cost of drilling, completion and production equipment and services, environmental risks, drilling and completion and other operating risks, marketing and transportation risks, regulatory changes or changes in law, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flows and access to capital, the timing of development expenditures, conflicts of interest among our stockholders, impacts of geopolitical and world health events, cybersecurity risks, the state of markets for, and availability of, verified quality carbon offsets and the other risks described or referenced under the heading “Risk Factors” in this prospectus supplement, including the risk factors set forth in our 2024 Form 10-K, which is on file with the SEC.
Reserve engineering is a process of estimating underground accumulations of natural gas, NGLs and oil that cannot be measured in an exact manner. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data, and the price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities, or changes in commodity prices, may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of natural gas, NGLs and oil that are ultimately recovered.
Should one or more of the risks or uncertainties described in this prospectus supplement or the documents incorporated by reference herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.
All forward-looking statements, expressed or implied, included in this prospectus supplement and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.
Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements to reflect events or circumstances after the date of this prospectus.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights information about us and this offering. This summary does not contain all of the information that may be important to you. You should read and carefully consider the following summary together with the entire prospectus supplement, the accompanying base prospectus, the information incorporated by reference in this prospectus supplement and the accompanying base prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, before deciding to invest in the notes. Some of the statements in this prospectus supplement constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors. Please read the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in this prospectus supplement, for more information about important factors you should consider before you make your investment decision.
Our Business
We are an independent oil and natural gas company engaged in the development, production, exploration and acquisition of natural gas, NGLs, and oil properties located in the Appalachian Basin. We focus on unconventional reservoirs, which can generally be characterized as fractured shale formations. Our management team has worked together for many years and has a successful track record of reserve and production growth as well as significant expertise in unconventional resource plays. Our strategy is to leverage our team’s experience delineating and developing natural gas resource plays to profitably grow our reserves and production, primarily on our existing multi-year inventory of drilling locations.
We have assembled a portfolio of long-lived properties that are characterized by what we believe to be high repeatability and low geologic risk. We have three reportable segments: (i) the exploration, development and production of natural gas, NGLs and oil; (ii) marketing of excess firm transportation capacity; and (iii) midstream services through our equity method investment in Antero Midstream. Our drilling opportunities are focused in the Appalachian Basin. All of our operations are conducted in the United States.
Recent Developments
HG Acquisition and Utica Disposition
On December 5, 2025, we entered into a Membership Interest Purchase Agreement (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”) to purchase 100% of the issued and equity interests of HG Energy II Production Holdings, LLC (“HG Production”) from HG Energy II LLC for cash consideration of $2.8 billion (the “HG Acquisition”), subject to the terms and conditions thereof. HG Production owns approximately 385,000 net acres in the core of the Marcellus Shale in West Virginia, with over 400 remaining gross locations, which is expected to lengthen our inventory life by over five years at maintenance levels of capital investment. For the quarter ended September 30, 2025, HG Production’s average net daily production was approximately 700 MMcfe/d (approximately 6% liquids). HG Production’s production is substantially hedged over the next two years. Also on December 5, 2025, we and certain of our wholly-owned subsidiaries entered into a Purchase and Sale Agreement to sell substantially all of our Utica Shale oil and gas assets for cash consideration of $800 million (the “Utica Disposition”), subject to the terms and conditions thereof. The HG Acquisition is expected to close in the first half of 2026 and the Utica Disposition is expected to close in the first quarter of 2026, each subject to the satisfaction of certain customary closing conditions.
We intend to use the net proceeds of this offering and borrowings under the Term Loan A that we expect to enter into at the closing of the HG Acquisition (the “Term Loan Facility”) to fund the HG Acquisition and related fees and expenses. We expect to fund the remainder of the HG Acquisition and related fees and expenses with the net proceeds of the Utica Disposition.
If (i) the closing of the HG Acquisition has not occurred on or prior to the Special Mandatory Redemption Outside Date, (ii) prior to the Special Mandatory Redemption Outside Date, the Purchase Agreement is terminated according to its terms without the closing of the HG Acquisition, or (iii) we determine based on our reasonable judgment (in which case we will notify the trustee in writing thereof) that the HG Acquisition will not close prior to the Special Mandatory Redemption Outside Date or at all, we will effect the Special Mandatory Redemption (as defined herein) of the notes. See “Use of Proceeds.”
The Term Loan Facility will be unsecured and the terms of the Term Loan Facility are expected, pursuant to a commitment letter dated December 5, 2025, by and among us, Royal Bank of Canada, RBC Capital Markets and JPMorgan Chase Bank, N.A., to be consistent with our existing revolving credit facility, subject to modifications with respect to pricing and certain other provisions specifically negotiated between us and the lenders providing the Term Loan Facility. While we expect to enter into the Term Loan Facility upon the consummation of the HG Acquisition, there can be no assurance that the terms of such Term Loan Facility will be consistent with our existing revolving credit facility or that we will enter into such Term Loan Facility at all. If we are unable to enter into the Term Loan Facility on satisfactory terms or at all, we intend to fund the remainder of the purchase price of the HG Acquisition and related fees and expenses with a combination of net proceeds from this offering, cash on hand and borrowings under our existing revolving credit facility. See “Risk Factors — We may be unable to enter into the Term Loan Facility on terms satisfactory to us or at all.”
Corporate Information
Our principal executive offices are located at 1615 Wynkoop Street, Denver, Colorado 80202, and our telephone number is (303) 357-7310. Our website address is www.anteroresources.com. We make our periodic reports and other information filed with or furnished to the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website is not incorporated by reference herein and does not constitute a part of this prospectus supplement.

Simplified organizational structure
The following diagram summarizes our organizational structure. Certain entities in our organizational structure have been omitted from the diagram below for simplicity.

Public
100%
Antero Resources Corporation (NYSE: AR)
Public
29.0%
71.0%
Operating Subsidiaries
Antero Midstream Corporation (NYSE: AM)

The Offering
In this subsection, references to the “Company,” “we,” “us” or “our” refer to Antero Resources Corporation and not to any of its subsidiaries.
Issuer
Antero Resources Corporation.
Securities Offered
$750,000,000 aggregate principal amount of our 5.400% Senior Notes due 2036.
The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. We may from time to time, without the consent of the holders of the notes, reopen the notes and issue additional notes.
Maturity Date
The notes will mature on February 1, 2036.
Interest
The notes will bear interest at a rate equal to 5.400% per annum.
Interest Payment Dates
Interest on the notes will accrue from January 28, 2026 and be paid semi-annually in arrears on February 1 and August 1 of each year, commencing on August 1, 2026.
Use of Proceeds
We expect the net proceeds from this offering to be approximately $743 million after deducting the underwriting discounts and our estimated offering expenses.
We intend to use the net proceeds of this offering and borrowings under the Term Loan A that we expect to enter into at the closing of the HG Acquisition to fund the HG Acquisition and related fees and expenses. We expect to fund the remainder of the HG Acquisition and related fees and expenses with the net proceeds of the Utica Disposition or, in the event the HG Acquisition closes prior to the closing of the Utica Disposition, with borrowings under our existing revolving credit facility and cash on hand, and we would then use the net proceeds of the Utica Disposition for general corporate purposes, including the repayment of indebtedness. For more detailed information regarding the use of proceeds from this offering, see “Use of Proceeds.” If the HG Acquisition is not completed on or prior to the (i) the closing of the HG Acquisition has not occurred on or prior to the Special Mandatory Redemption Outside Date, (ii) prior to the Special Mandatory Redemption Outside Date, the Purchase Agreement is terminated according to its terms without the closing of the HG Acquisition, or (iii) we determine based on our reasonable judgment (in which case we will notify the trustee in writing thereof) that the HG Acquisition will not close prior to the Special Mandatory Redemption Outside Date or at all, we will effect the Special Mandatory Redemption of the notes.
Ranking
The notes will:
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be our senior unsecured obligations;

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rank equally in right of payment with all of our other existing and future senior indebtedness that is not specifically subordinated to the notes;

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be effectively subordinated to any of our future secured indebtedness to the extent of the value of the assets securing that indebtedness; and

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be structurally subordinated to all existing and future

indebtedness and other liabilities, including trade payables of our subsidiaries.
Optional Redemption
We may redeem the notes prior to their maturity at our option for cash, any time in whole or from time to time in part, at the applicable redemption prices specified under “Description of the Notes — Optional Redemption.”
Special Mandatory
Redemption
If (i) the closing of the HG Acquisition has not occurred on or prior to the Special Mandatory Redemption Outside Date, (ii) prior to the Special Mandatory Redemption Outside Date, the Purchase Agreement is terminated according to its terms without the closing of the HG Acquisition, or (iii) we determine based on our reasonable judgment (in which case we will notify the trustee in writing thereof) that the HG Acquisition will not close prior to the Special Mandatory Redemption Outside Date or at all, we will be required to redeem all of the outstanding notes at a redemption price equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to but excluding the Special Mandatory Redemption Date. See “Description of the Notes — Special Mandatory Redemption.”
Form, Delivery and Clearance
The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, referred to as the Depositary, or its nominee. Beneficial interests in the notes will be evidenced by, and transfers thereof will be effected only through, records maintained by participants in the Depositary.
Trustee, Paying Agent and Registrar
The trustee, paying agent and registrar for the notes will be Computershare Trust Company, N.A.
Material United States Federal Income Tax Consequences
For a discussion of the material U.S. federal income tax consequences of acquiring, owning and disposing of the notes, see “Material United States Federal Income Tax Consequences.”
Governing Law
The notes and the Indenture (as defined herein) will be governed by, and construed in accordance with, the laws of the State of New York.
Risk Factors
See “Risk Factors” beginning on page S-6 of this prospectus supplement, “Risk Factors” on page 2 of the accompanying base prospectus and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of the risk factors you should carefully consider before you make your investment.

RISK FACTORS
Investing in the notes involves risks. Before you invest in the notes, you should carefully consider the following risk factors, in addition to the other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. Specifically, please see “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2024, as such risks may be updated or supplemented in this prospectus supplement, and the other information in that and the other reports that we file with the SEC that are incorporated by reference in this prospectus supplement or the accompanying base prospectus for a discussion of risk factors that may affect the business.
Risks Related to the Notes
Our ability to service our debt and meet our cash requirements depends on many factors, some of which are beyond our control.
Our ability to satisfy our debt obligations, including the notes, will depend on our ability to generate sufficient cash flow to service our debt, which in turn depends on our future financial performance. A range of economic, competitive, business and industry factors will affect our future financial performance and, as a result, our ability to generate cash flow from operations and to pay our debt, including our obligations under the notes. Many of these factors, such as oil and gas prices, economic and financial conditions in our industry and the global economy, the impact of legislative or regulatory actions on how we conduct our business or competition and initiatives of our competitors, are beyond our control. If we do not generate enough cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as:
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selling assets;

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reducing or delaying capital investments;

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seeking to raise additional capital; or

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refinancing or restructuring our debt.

Our inability to generate sufficient cash flow to satisfy our debt obligations, including our obligations under the notes, or to obtain alternative financing, could materially and adversely affect our business, financial condition, results of operations and prospects, and could impede our ability to repay our indebtedness when it becomes due and also meet our other cash needs. As of September 30, 2025, after giving effect to the issuance of the notes offered hereby and the use of the proceeds therefrom to fund the HG Acquisition and related fees and expenses, as well as the incurrence of the Term Loan A that we expect to enter into at the closing of the HG Acquisition, and the proceeds of the Utica Disposition, we would have had approximately $3.3 billion aggregate principal amount of outstanding indebtedness.
Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.
After the issuance of the notes, we will have a significant amount of indebtedness.
Our substantial indebtedness could have negative consequences to you and us. For example, it could:
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make it more difficult for us to satisfy our obligations with respect to the notes;

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increase our vulnerability to general adverse economic and industry conditions;

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require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

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limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

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place us at a competitive disadvantage compared to our competitors that have less debt; and

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limit our ability to obtain financing in the future for working capital, capital expenditures, acquisitions or other purposes on acceptable terms, on a timely basis or at all.

The notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.
The notes will be obligations of Antero Resources Corporation exclusively and not of any of our subsidiaries, and none of our subsidiaries will guarantee the notes. Consequently, the notes will be structurally subordinated to all existing and future liabilities of any of our subsidiaries. Our cash flow and our ability to service our debt and other obligations, including the notes, will depend in part on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us with cash to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation to make payments on the notes or to make funds available to us for that purpose. In addition, dividends, loans or other distributions from our subsidiaries to Antero Resources are dependent upon results of operations of our subsidiaries, may be subject to contractual and other restrictions and may be subject to other business considerations.
The notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness we may incur.
The notes will not be secured by any of our assets. As a result, the notes will be effectively subordinated to any secured debt we or our subsidiaries may incur to the extent of the value of the assets securing such debt. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our secured debt and the secured debt of our subsidiaries may assert rights against the assets pledged to secure that debt in order to receive full payment of their debt before the assets may be used to pay other creditors, including the holders of the notes. While we do not currently have any secured debt outstanding, the terms of our outstanding indebtedness permits, and the terms of the notes will permit, us to incur a significant amount of secured debt. See “Description of the Notes.”
Our credit ratings may not reflect all risks of an investment in the notes and there will be no protection in the Indenture for holders of the notes in the event of a ratings downgrade. A downgrade in our credit rating could negatively impact our cost of and ability to access capital.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due but they may not reflect the potential impact of all risks related to an investment in the notes. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Credit ratings are not a recommendation to buy, sell or hold any security and may be revised or withdrawn at any time by the issuing organization in its sole discretion. We have no obligation to maintain the ratings and neither we nor any underwriter undertakes any obligation to advise holders of notes of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating.
We cannot assure you that our credit ratings will not be downgraded in the future. A downgrade in our credit ratings could negatively impact our cost of capital or our ability to effectively execute aspects of our strategy. If we were to be downgraded, it could be difficult for us to raise debt in the capital markets and the cost of any new debt could be significantly higher than our outstanding debt. In addition, as a result of any such credit ratings downgrades, we may be requested, and in some cases required, to provide collateral in the form of cash, letters of credit, surety bonds or other acceptable support as financial assurance of our performance and payment obligations under certain contractual arrangements, including, but not limited to, pipeline transportation contracts, oil and gas purchase contracts and certain derivative instruments. To date, we have provided financial assurances through a combination of cash, letters of credit and surety bonds made available to us on a bilateral basis.
The Indenture will contain limited covenants, and those covenants do not restrict the amount of indebtedness that we or our subsidiaries may incur.
The Indenture will contain limited covenants, and those covenants restricting our ability and our consolidated subsidiaries’ ability to incur certain indebtedness secured by liens contain important exceptions. Further, the Indenture will not restrict our ability or that of our subsidiaries to incur additional indebtedness

(including guarantees of indebtedness), require us to maintain any financial ratios or contain other provisions that would afford holders of the notes protection in the event of a decline in our credit quality or a take-over, recapitalization or highly leveraged or similar transaction. See “Description of Debt Securities” in the accompanying base prospectus. Accordingly, we and our subsidiaries could, in the future, enter into transactions that increase the amount of indebtedness outstanding at that time, including secured or guaranteed indebtedness to which the notes would be effectively subordinated, or otherwise adversely affect your position in our consolidated capital structure or our credit ratings.
If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at fair market value.
The notes are a new issue of securities with no established trading market, and we do not intend to list the notes on any securities exchange or automated quotation system. As a result, an active trading market for the notes may not develop, or if one does develop, it may not be sustained. If an active trading market fails to develop or cannot be sustained, you may not be able to resell your notes at their fair market value or at all.
If we do not complete the HG Acquisition on or before the Special Mandatory Redemption Outside Date, the Purchase Agreement is terminated prior to the Special Mandatory Redemption Outside Date, or we determine based on our reasonable judgment that the HG Acquisition will not close prior to the Special Mandatory Redemption Outside Date or at all, we will be required to redeem the notes then outstanding and you may not obtain your expected return on the notes.
Our ability to consummate the HG Acquisition is subject to various closing conditions, some of which are beyond our control, and we may not be able to consummate the HG Acquisition within the timeframe anticipated or at all. If (i) the closing of the HG Acquisition has not occurred on or prior to the Special Mandatory Redemption Outside Date, (ii) prior to the Special Mandatory Redemption Outside Date, the Purchase Agreement is terminated according to its terms without the closing of the HG Acquisition, or (iii) we determine based on our reasonable judgment (in which case we will notify the trustee in writing thereof) that the HG Acquisition will not close prior to the Special Mandatory Redemption Outside Date or at all, we will be required to redeem all of the outstanding notes at the Special Mandatory Redemption Price (as defined herein). The Special Mandatory Redemption Outside Date may be extended beyond June 2, 2026 in certain circumstances if the outside date under the Purchase Agreement is extended.
If we are required to redeem the notes pursuant to the Special Mandatory Redemption provisions, you may not obtain your expected return on the notes and may not be able to reinvest the proceeds from the Special Mandatory Redemption in an investment that results in a comparable return. Your decision to invest in the notes is made at the time of this offering. You will have no rights under the provisions relating to the Special Mandatory Redemption as long as there is no Special Mandatory Redemption Event (as defined herein), nor will you have any right to require us to repurchase your notes if, between the closing of this offering and the closing of the HG Acquisition, we experience any changes (including any material changes) in our business or financial condition or if the terms of the HG Acquisition or financing thereof change (including in material respects).
We may be unable to redeem any or all of the notes in the event of a Special Mandatory Redemption.
We are not obligated to place the proceeds of this offering of notes in escrow prior to the consummation of the HG Acquisition or to provide a security interest in those proceeds, and there are no other restrictions on our use of those proceeds during that time. Pending such uses, we may invest the net proceeds of this offering temporarily in investment grade securities, money market funds, bank deposit accounts or similar short-term investments. Accordingly, we will need to fund any Special Mandatory Redemption of the notes using proceeds that we have voluntarily retained by us and from other sources of liquidity, including borrowings under our committed borrowing facilities. In the event of a Special Mandatory Redemption, we may not have sufficient funds to redeem any or all of the notes, which would constitute an event of default under the Indenture and could result in defaults under our other debt agreements and have material adverse consequences for us and the holders of the notes.

Risks Related to the HG Acquisition and the Utica Disposition
We may not complete the HG Acquisition or the Utica Disposition within the anticipated timeframe or at all.
The completion of the HG Acquisition and the Utica Disposition are subject to a number of conditions. The failure to satisfy all of the required conditions could delay the completion of the HG Acquisition or the Utica Disposition for a significant period of time or prevent it from occurring at all. A delay in completing the HG Acquisition or the Utica Disposition could cause us to realize some or all of the benefits later than we otherwise expect to realize them if the HG Acquisition and the Utica Disposition were successfully completed within the anticipated timeframe, which could result in additional transaction costs or in other negative effects associated with uncertainty around completion of the acquisition or disposition, as applicable.
We may be unable to enter into the Term Loan Facility on terms satisfactory to us or at all.
While we have signed the Commitment Letter with respect to the Term Loan Facility, there can be no guarantee that we will enter into such Term Loan Facility upon the consummation of the HG Acquisition on terms satisfactory to us or at all. If we are unable to enter into the Term Loan Facility on satisfactory terms or at all, we intend to fund the remainder of the purchase price of the HG Acquisition and related fees and expenses with a combination of net proceeds from this offering, cash on hand and borrowings under our existing revolving credit facility. Any such uses of cash on hand or borrowings under our existing revolving credit facility may decrease our flexibility to engage in other transactions and to finance our business in the ordinary course, which could have significant adverse effects on our financial position, results of operations and cash flows.
We may not achieve the intended benefits of the HG Acquisition, and the HG Acquisition may disrupt our existing plans or operations.
There can be no guarantee that we will be able to successfully integrate the assets and operations to be acquired in, or otherwise realize the expected benefits of, the HG Acquisition. Difficulties in integrating the assets to be acquired in the HG Acquisition may result in operational and other challenges, including the diversion of management’s attention from ongoing business concerns; the diversion of resources to integration processes; the retention of key management and other employees; the retention of existing business and operational relationships, including customers, suppliers and other counterparties; the attraction of new business and operational relationships; the possibility of faulty assumptions underlying expectations regarding integration processes and associated expenses; the elimination of duplicative corporate or operational processes; as well as unanticipated issues in integrating certain systems. An inability to realize the full extent of the intended benefits of the HG Acquisition, and any delays encountered in the integration process, could have an adverse effect on our revenues and level of expenses and results of operations. In addition, the integration may result in additional or unforeseen expenses. Although we expect the strategic benefits to offset incremental transaction-related costs over time, if we are not able to adequately and effectively address integration challenges, we may be unable to successfully integrate operations or realize anticipated benefits of the integration.
Notwithstanding the due diligence investigation that we performed in connection with our entry into the Purchase Agreement, HG Production may have liabilities, losses or other exposures for which we do not have adequate insurance coverage or other protection.
While we performed due diligence on HG Production prior to our entry into the Purchase Agreement, we are dependent on the accuracy and completeness of statements and disclosures made or actions taken by HG Production and its representatives when conducting due diligence and evaluating the results of such due diligence. We do not control and may be unaware of activities of HG Production prior to the completion of the HG Acquisition, including intellectual property and other litigation, claims or disputes, information security vulnerabilities, violations of laws, policies, rules and regulations, commercial disputes, tax liabilities and other known and unknown liabilities.
If the HG Acquisition is consummated, the liabilities of HG Production, including contingent liabilities, will be consolidated with our liabilities for purposes of financial reporting. If HG Production liabilities are greater than expected, or if there are obligations of HG Production of which we are not aware, our business could be materially and adversely affected. While the cash consideration for the HG Acquisition may be subject to a negative adjustment for defects identified by us prior to the consummation of the HG Acquisition (subject, in each case, to certain customary exceptions, thresholds and deductibles and offset by any title benefits identified by us), we do not have indemnification rights from the current owners of HG Production and instead will rely on a limited representation and warranty insurance policy, which we have obtained. Such insurance is subject to exclusions, policy limits and certain other customary terms and conditions. HG Production may also have other unknown liabilities which we will be responsible for after consummation of the HG Acquisition. If we are responsible for liabilities not covered by representation and warranty insurance, we could suffer consequences that could have a material adverse effect on our financial condition and results of operations.

USE OF PROCEEDS
We expect the net proceeds from this offering to be approximately $743 million, after deducting the underwriting discounts and our estimated offering expenses.
We intend to use the net proceeds of this offering and borrowings under the Term Loan A that we expect to enter into at the closing of the HG Acquisition to fund the HG Acquisition and related fees and expenses. We expect to fund the remainder of the HG Acquisition and related fees and expenses with the net proceeds of the Utica Disposition or, in the event the HG Acquisition closes prior to the closing of the Utica Disposition, with borrowings under our existing revolving credit facility and cash on hand, and we would then use the net proceeds of the Utica Disposition for general corporate purposes, including the repayment of indebtedness. If (i) the closing of the HG Acquisition has not occurred on or prior to the Special Mandatory Redemption Outside Date, (ii) prior to the Special Mandatory Redemption Outside Date, the Purchase Agreement is terminated according to its terms without the closing of the HG Acquisition, or (iii) we determine based on our reasonable judgment (in which case we will notify the trustee in writing thereof) that the HG Acquisition will not close prior to the Special Mandatory Redemption Outside Date or at all, we will effect the Special Mandatory Redemption of the notes. See “Prospectus Supplement Summary — Recent Developments.” Pending such uses, we may repay outstanding borrowings or invest the net proceeds of this offering temporarily in investment grade securities, money market funds, bank deposit accounts or similar short-term investments.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and total capitalization as of September 30, 2025, on an:
•
actual basis; and

•
as adjusted to give effect to the consummation of this offering and the application of the net proceeds, together with the net proceeds of the Utica Disposition and borrowings under the Term Loan A, to fund the HG Acquisition and to repay indebtedness. For more detailed information regarding the use of proceeds from this offering, see “Use of Proceeds.”

This table should be read together with our historical financial statements and the accompanying notes incorporated by reference into this prospectus supplement and the accompanying base prospectus.
	As of September 30, 2025
	Actual	As Adjusted(1)
	(in thousands)	(in thousands)
Cash and cash equivalents	$—	$—
Long-term debt:
Credit Facility(2)(3)	348,200	137,294
Term Loan A	—	1,500,000
7.625% senior notes due 2029	365,353	365,353
5.375% senior notes due 2030	600,000	600,000
5.400% senior notes offered hereby	—	750,000
Unamortized debt issuance costs and discount(4)	(6,333)	(20,841)
Long-term debt	1,307,220	3,331,806
Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized – 50,000 shares; none issued	—	—
Common stock, $0.01 par value; authorized – 1,000,000 shares; 308,385 shares issued and outstanding as September 30, 2025	3,083	3,083
Additional paid-in capital	5,854,090	5,854,090
Retained earnings	1,488,643	1,488,643
Total stockholders’ equity	7,345,816	7,345,816
Noncontrolling interests	171,791	171,791
Total equity	7,517,607	7,517,607
Total capitalization	$8,824,827	$10,849,413

(1)
As adjusted amounts include an aggregate of approximately $25 million of fees and expenses relating to the HG Acquisition and the Utica Disposition.

(2)
As of September 30, 2025, after giving effect to the issuance of notes offered hereby and the use of proceeds therefrom, together with the net proceeds of the Utica Disposition and the Term Loan A that we expect to enter into at the closing of the HG Acquisition, to fund the HG Acquisition, and related fees and expenses, we would have $1.5 billion of available borrowings under our revolving credit facility. As of January 9, 2026, a total of approximately $489 million of borrowings were outstanding under our revolving credit facility, including approximately $210 million deposited into escrow, which will be credited toward the cash consideration payable at the closing of the HG Acquisition, and a total of approximately $12 million of letters of credit were outstanding.

(3)
If the HG Acquisition closes prior to the closing of the Utica Disposition, we expect we will borrow additional amounts under our revolving credit facility to fund the HG Acquisition and related fees and expenses. Any such additional borrowings are not shown in this table. See “Use of Proceeds.”

(4)
As adjusted amount includes debt issuance costs of approximately $8 million and $6 million for the Term Loan A and the notes offered hereby, respectively.

DESCRIPTION OF THE NOTES
In this “Description of the Notes,” references to the “Company,” “we,” “us” or “our” refer to Antero Resources Corporation and not to any of its subsidiaries. Capitalized terms used in this description but not otherwise defined have the meanings assigned to them in the Indenture (as defined below).
The notes will constitute a series of our debt securities issued under an indenture, to be dated as of the closing of this offering, between us, as issuer, and Computershare Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a supplemental indenture establishing the terms of the notes (together, the “Indenture”). The terms of the notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The following description is a summary of certain of the provisions of the notes and the Indenture. This summary is not complete and is qualified in its entirety by reference to the Indenture, the form of which is attached as an exhibit to the registration statement of which this prospectus supplement forms a part. You should carefully read the summary below, the description of the general terms and provisions of our debt securities set forth in the accompanying base prospectus under the heading “Description of Debt Securities” and the Indenture in its entirety. See “Where You Can Find More Information” beginning on page S-36.
This “Description of the Notes” supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the debt securities and the Indenture in the accompanying base prospectus. The notes are “debt securities” as that term is used in the accompanying base prospectus and the Trustee is referred to in the accompanying base prospectus as the “Trustee.”
General
The Indenture will not limit the aggregate principal amount of notes that we may issue under the Indenture and we may, without the consent of holders of outstanding notes, issue additional notes thereunder. In addition, the Indenture will not limit the amount of other unsecured debt that we or our subsidiaries may issue or incur. Our outstanding debt issued under other indentures have different terms from the notes (including different restrictive covenants and event of default provisions) and, as a result, certain events or circumstances that may constitute an event of default with respect to that previously issued debt may not constitute an event of default under the Indenture. The notes are unsecured and will rank equally in right of payment with all of our other senior unsecured indebtedness.
None of our subsidiaries will guarantee the notes. As a result, our right to receive assets upon the liquidation or recapitalization of any of our subsidiaries, and your consequent right to benefit from our receipt of those assets, will be subject to the claims of such subsidiary’s creditors. Accordingly, the notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of our subsidiaries. Even if we were recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any obligations secured by security interests in or other liens on the assets of any such subsidiary.
The notes will not be entitled to any sinking fund.
Principal, Maturity and Interest
The notes will be initially limited to $750,000,000 aggregate principal amount. We may, from time to time, without the consent of the holders of the notes, reopen the notes and issue additional notes. Any such additional notes will have the same ranking, interest rate, maturity date and other terms as the notes offered hereby. Any such additional notes, together with the notes offered hereby, will constitute a single series of notes under the Indenture; provided, that any such additional notes that are not fungible with the notes for U.S. federal income tax purposes will have a separate CUSIP, ISIN and/or other identifying number, if applicable, than the notes. References herein to the notes shall include (unless the context otherwise requires) any additional notes issued as described in this paragraph.
The notes will mature on February 1, 2036.
The notes will bear interest at the rate of 5.400% per annum. Interest on the notes will be payable semiannually on February 1 and August 1 of each year commencing on August 1, 2026, in each case, to the holders of record of the notes at the close of business on the immediately preceding January 15 and July 15, respectively (whether or not a business day).
If any interest payment date, maturity date or redemption date for the notes falls on a day that is not a business day, the payment will be made on the next business day, and no interest will accrue on that payment for the period from and after such interest payment date, maturity date or redemption date until such following business day. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Interest payable on any interest payment date or redemption date or on the maturity date of the notes shall be the amount of interest accrued from, and including, the immediately preceding interest payment date in respect of which interest has been paid or duly provided for the notes (or, if no interest has been paid or duly provided for on the notes, from and including the issue date) to, but not including, such interest payment date, redemption date or maturity date, as the case may be.
The Notes will not be listed on any securities exchange or included in any automated quotation system.
Place of Payment, Transfer and Exchange
Payments on notes issued in global form will be made through the facilities of the Depositary in accordance with its procedures described below under “— Book-Entry; Delivery and Form”. All payments on notes issued in certificated form will be made, and transfers of the notes will be registrable, at the Trustee’s office specified for that purpose in the Indenture, unless we designate another place for such purpose.
Optional Redemption
Prior to November 1, 2035 (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes mature on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and
(2)   100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
Notwithstanding the foregoing, with respect to interest that is due and payable on any interest payment date falling on or prior to a redemption date for such notes, we will pay such interest to the persons who were record holders of such notes at the close of business on the relevant regular record date.
“Treasury Rate” means, with respect to any redemption date, the yield we determine in accordance with the following two paragraphs.
We shall determine the Treasury Rate after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than the Remaining

Life and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no obligation to determine the redemption price or verify the calculation of the redemption price.
Notice of any optional redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. Any such redemption may, at our discretion, be conditioned on the satisfaction or waiver of one or more conditions, including a sale of securities or other financing, in each case as specified in the notice of redemption. A notice of conditional redemption will be of no effect unless all conditions to the redemption have occurred on or before the redemption date or have been waived by us on or before the redemption date. We will provide notice of any waiver of a condition or failure to meet such conditions no later than the redemption date. We may provide in any notice of redemption that payment of the redemption price and the performance of any obligations with respect to such redemption may be performed by another person; provided, however, that we will remain obligated to pay the redemption price and perform any such obligations with respect to such redemption in the event such other person fails to do so.
In the case of a partial redemption of the notes, for so long as the notes are held by the Depositary (as defined below) (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the Depositary, and otherwise selection of the notes for redemption will be made by lot. No notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Special Mandatory Redemption
If (i) the closing of the HG Acquisition has not occurred on or prior to the later of (x) June 2, 2026 and (y) such date to which the outside date under the Purchase Agreement as in effect on the closing date of this offering may be extended in accordance with the terms thereof (such later date, the “Special Mandatory Redemption Outside Date”), (ii) prior to the Special Mandatory Redemption Outside Date, the Purchase Agreement is terminated according to its terms without the closing of the HG Acquisition, or (iii) we determine based on our reasonable judgment (in which case we will notify the Trustee in writing thereof) that the HG Acquisition will not close prior to the Special Mandatory Redemption Outside Date or at all (any event in clause (i), (ii) or (iii), a “Special Mandatory Redemption Event”), we will be required to redeem all of the outstanding notes at a redemption price equal to 101% of the principal amount of such notes, plus accrued and unpaid interest, if any, to but excluding the Special Mandatory Redemption Date (as defined below) (the “Special Mandatory Redemption Price”) (such redemption, a “Special Mandatory Redemption”).
Upon the occurrence of a Special Mandatory Redemption Event, we will promptly (but in no event later than ten (10) business days following such Special Mandatory Redemption Event) cause notice to be delivered electronically or mailed to each holder of the notes at its registered address (such date of notification to the holders, the “redemption notice date”). The notice will inform holders that the notes will be redeemed on the fifth business day following the redemption notice date (the “Special Mandatory Redemption Date”) and that all of the outstanding notes to be redeemed will be redeemed at the Special Mandatory Redemption Price on the Special Mandatory Redemption Date automatically and without any further action by the holders of the notes. No later than 10:00 a.m., New York City time, on the Special Mandatory Redemption Date, we will deposit with the Trustee funds sufficient to pay the Special Mandatory Redemption Price. If such deposit is made as provided above, the notes to be redeemed will cease to bear interest on and after the Special Mandatory Redemption Date.
There is no escrow account for, or security interest in, the proceeds of the offering for the benefit of holders of the notes. Upon the completion of the HG Acquisition, the foregoing provisions regarding Special Mandatory Redemption will cease to apply.
“HG Acquisition” means our acquisition of 100% of the issued and equity interests of HG Energy II Production Holdings, LLC, a Delaware limited liability company (“HG II Production”), from HG Energy II LLC, a Delaware limited liability company (“Seller”), pursuant to the Purchase Agreement.
“Purchase Agreement” means the Membership Interest Purchase Agreement, dated as of December 5, 2025, by and among us, Antero Midstream Partners LP, Seller, HG II Production and HG Energy II Midstream Holdings, LLC, as amended, supplemented or otherwise modified from time to time.
Book-Entry; Delivery and Form
The notes will be issued in the form of one or more global notes (“Global Notes”) which will be held by the Trustee as custodian for The Depository Trust Company (the “Depositary”) and registered in the name of Cede & Co., as nominee of the Depositary. Interests in the Global Notes will be subject to the operations and procedures of the Depositary, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”). The notes will be issued in fully registered form without coupons and will be issued in, and beneficial interests in the Global Notes must be held in, minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Notwithstanding the foregoing, if (1) the Depositary notifies us that it is unwilling or unable to continue as depositary for the notes or if the Depositary ceases to be eligible to act in such capacity and a successor depositary is not appointed by us within 90 days, (2) an event of default (as defined in the Indenture) with respect to the notes shall have occurred and be continuing or (3) we in our sole discretion shall determine that some or all of the notes will no longer be represented by Global Notes, the Global Notes will be exchangeable for notes in definitive form of like tenor and in an equal aggregate principal amount in authorized denominations. Such definitive notes will be registered in such name or names as the Depositary instructs the Trustee.
The Depositary has advised us that pursuant to procedures established by it, (i) upon the issuance of the Global Notes, the Depositary or its custodian will credit, on its internal system, the principal amount of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such Depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by the

Depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with the Depositary (“participants”) or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through the Depositary if they are participants in such system, or indirectly through organizations that are participants in such system.
So long as the Depositary or its nominee is the registered owner or holder of the notes, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the Indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with the Depositary’s procedures and those provided for under the Indenture.
Payments of the principal of and premium, if any, and interest on the Global Notes will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Notes. Neither we nor the Trustee or any paying agent under the Indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
The Depositary has advised us that its present practice is, upon receipt of any payment of principal of and premium, if any, and interest on the Global Notes, to credit participants’ accounts immediately with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of the Depositary. Payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants. Transfers between participants in the Depositary will be effected in the ordinary way through the Depositary’s same-day funds settlement system in accordance with the Depositary’s rules and will be settled in same-day funds.
The Depositary has advised us as follows: the Depositary is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the Depositary system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, or indirect participants.
Although the Depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of the Depositary, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of us, any of the underwriters or the Trustee will have any responsibility for the performance by the Depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries (collectively, the “U.S. Depositaries,” and each a “U.S. Depositary”), which hold those interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary.
Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including investment banks, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.
Distributions with respect to the notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.
Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a Global Note through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in a Global Note through one or more securities intermediaries standing between such other securities intermediary and Euroclear.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.
Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.
Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Cross-market transfers between direct participants in the Depositary, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through the Depositary in accordance with the Depositary’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Notes in the Depositary, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to the Depositary. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.
Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a Global Note from a direct participant in the Depositary will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of the Depositary. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a Global Note by or through a Euroclear Participant or Clearstream Participant to a direct participant in the Depositary will be received with value on the settlement date of the Depositary but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following the Depositary’s settlement date.
The information in this section concerning the Depositary, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.
Although Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Euroclear Participants and Clearstream Participants, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of us, any of the underwriters or the Trustee will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective Participants of their respective obligations under the rules and procedures governing their operations.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following discussion summarizes the material U.S. federal income tax consequences that may be relevant to the acquisition, ownership and disposition of the notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations promulgated thereunder, judicial authority and administrative interpretations, all as of the date of this prospectus supplement, and all of which are subject to change or different interpretations, possibly with retroactive effect. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the U.S. federal income tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of acquiring, owning or disposing of the notes.
This discussion is limited to holders who purchase the notes in this offering for cash at a price equal to the issue price of the notes (i.e., the first price at which a substantial amount of the notes is sold for cash to investors other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as capital assets (generally, property held for investment). This discussion does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate and gift tax consequences) or the tax consequences arising under the laws of any U.S. federal, state or local, non-U.S. or other jurisdiction or any income tax treaty. In addition, this discussion does not address all tax consequences that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, such as:
•
dealers in securities or currencies;

•
traders in securities that have elected the mark-to-market method of accounting for their securities;

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•
U.S. holders who hold the notes through non-U.S. brokers or other non-U.S. intermediaries;

•
persons holding the notes as part of a hedge, straddle, conversion or other “synthetic security” or integrated transaction;

•
former U.S. citizens or long-term residents of the United States;

•
banks or other financial institutions;

•
insurance companies;

•
regulated investment companies;

•
real estate investment trusts;

•
persons subject to the alternative minimum tax;

•
governmental entities;

•
“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
entities that are tax-exempt for U.S. federal income tax purposes;

•
persons deemed to sell the notes under the constructive sale provisions of the Code;

•
persons holding the notes through individual retirement accounts and other tax-deferred accounts;

•
persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an “applicable financial statement” (within the meaning of Section 451(b) of the Code); and

•
partnerships and other entities treated as pass-through entities for U.S. federal income tax purposes (including S corporations) and holders of interests therein.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Partnerships considering an investment in the notes and partners therein should consult their own tax advisors as to the particular U.S. federal income tax consequences of acquiring, owning and disposing of the notes.
For purposes of this discussion, a “holder” means a U.S. holder or a non-U.S. holder (as defined below).
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE CONSTRUED TO BE TAX ADVICE TO ANY PARTICULAR INVESTOR. PROSPECTIVE INVESTORS CONSIDERING THE PURCHASE OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES UNDER OTHER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY U.S. FEDERAL, STATE OR LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Certain Additional Payments
In certain circumstances (see “Description of the Notes — Optional Redemption” and “Description of the Notes — Special Mandatory Redemption”), we may elect or be obligated to redeem or repurchase the notes prior to maturity or to pay amounts on the notes that are in excess of the stated interest or principal on the notes. If any of those contingencies were to occur, it would affect the amount and timing of income recognized by you for U.S. federal income tax purposes. Furthermore, these contingencies may implicate the provisions of the U.S. Treasury regulations relating to “contingent payment debt instruments.” We do not intend to treat the possibility of such contingencies occurring as causing the notes to be treated as contingent payment debt instruments. Our position may be binding on you unless you disclose your contrary position to the IRS in the manner required by applicable U.S. Treasury regulations. However, our position is not binding on the IRS, and it is possible that the IRS may take a different position, in which case, if the IRS’s position is sustained, you might be required to accrue ordinary interest income at a higher rate than the stated interest rate and to treat as ordinary income rather than capital gain any gain recognized on a taxable disposition of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. You should consult your own tax advisor regarding the possible application of the contingent payment debt instrument rules to the notes.
Tax Consequences to U.S. Holders
The following summary will apply to you if you are a U.S. holder of a note. You are a “U.S. holder” for purposes of this discussion if you are a beneficial owner of a note and you are for U.S. federal income tax purposes:
•
an individual who is a U.S. citizen or U.S. resident;

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more “United States persons” (as defined in the Code) that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Stated Interest on the Notes
Stated interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Disposition of the Notes
You generally will recognize gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a note in an amount equal to the difference, if any, between (i) the amount realized on such disposition and (ii) your adjusted tax basis in the note. The amount realized will include the amount of any cash and the fair market value of any other property received for the note. To the extent that any portion of the amount realized on a sale, redemption, exchange, retirement or other taxable disposition of a note is attributable to accrued but unpaid interest on the note, this amount generally will not be included in the “amount realized” but will instead be treated in the same manner as described above in “— Tax Consequences to U.S. Holders — Stated Interest on the Notes.”
Your adjusted tax basis in the note will generally equal the amount you paid for the note. Any gain or loss will be capital gain or loss and will be long-term capital gain or loss if you held the note for more than one year at the time of the sale, redemption, exchange, retirement or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains of individuals, estates and trusts currently are eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses may be subject to limitation.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments of interest on, and the proceeds of the sale or other taxable disposition (including a redemption, exchange or retirement) of, the notes held by you, and backup withholding generally will apply to such payments unless you provide to the applicable withholding agent your taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be allowed as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.
Additional Tax on Net Investment Income
An additional 3.8% tax is imposed on the “net investment income” of certain U.S. citizens and residents and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes gross income from interest and net gain from the disposition of property, such as the notes, less certain deductions. You should consult your tax advisor with respect to this additional tax and its applicability in your particular circumstances.
Tax Consequences to Non-U.S. Holders
The following summary will apply to you if you are a non-U.S. holder of a note. You are a “non-U.S. holder” for purposes of this discussion if you are a beneficial owner of a note that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.
Interest on the Notes
Subject to the discussion below of backup withholding and FATCA (as defined below) withholding, payments to you of interest on the notes generally will not be subject to U.S. federal income tax and will be exempt from withholding of U.S. federal income tax under the “portfolio interest” exemption if you properly certify as to your non-U.S. status, as described below, and:
•
you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Antero Resources entitled to vote;

•
you are not a “controlled foreign corporation” that is related to Antero Resources (actually or constructively);

•
you are not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•
interest on the notes is not effectively connected with your conduct of a U.S. trade or business.

The portfolio interest exemption generally applies only if you also appropriately certify as to your non-U.S. status. You can generally meet the certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form or successor form), as applicable, to the applicable withholding agent. If you hold the notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to non-U.S. partnerships, estates and trusts, and, in certain circumstances, certifications as to the non-U.S. status of partners, trust owners or beneficiaries may be required to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.
If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax at a 30% rate, unless (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form or successor form), as applicable, claiming an exemption from (or a reduction of) withholding under the benefits of an applicable income tax treaty, or (ii) the payments of such interest are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States) and you meet the certification requirements described below. (See “— Tax Consequences to Non-U.S. Holders — Income or Gain Effectively Connected with a U.S. Trade or Business.”)
The certifications described above and below must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. If you do not timely provide the applicable withholding agent with the required certification, but you qualify for an exemption from (or a reduced rate of) withholding under an applicable income tax treaty, you may obtain a refund of any excess amounts withheld if you timely provide the required information or appropriate claim form to the IRS.
Disposition of the Notes
Subject to the discussion below of backup withholding, you generally will not be subject to U.S. federal income tax on any gain recognized on the sale, redemption, exchange, retirement or other taxable disposition of a note unless:
•
the gain is effectively connected with the conduct by you of a U.S. trade or business (and, if required by an applicable income tax treaty, you maintain a permanent establishment or fixed base in the United States to which such gain is attributable); or

•
you are an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If your gain is described in the first bullet point above, you generally will be subject to U.S. federal income tax in the manner described below under “— Tax Consequences to Non-U.S. Holders — Income or Gain Effectively Connected with a U.S. Trade or Business.” If you are a non-U.S. holder described in the second bullet point above, you will be subject to U.S. federal income tax at a 30% rate (or a lower applicable income tax treaty rate) on the gain derived from the sale or other taxable disposition of a note, which may be offset by certain U.S. source capital losses. To the extent that any portion of the amount recognized on a sale, redemption, exchange, retirement or other taxable disposition of a note is attributable to accrued but unpaid interest on the note, this amount generally will be treated in the same manner as described above in “Tax Consequences to Non-U.S. Holders — Interest on the Notes.”
Income or Gain Effectively Connected with a U.S. Trade or Business
If any interest on the notes or gain from the sale, redemption, exchange, retirement or other taxable disposition of the notes is effectively connected with a U.S. trade or business conducted by you, then the interest income or gain will be subject to U.S. federal income tax at regular U.S. federal income tax rates generally in the same manner as if you were a U.S. holder, unless an applicable income tax treaty provides otherwise. Effectively connected interest income that is subject to U.S. federal income tax will not be subject to

U.S. federal withholding tax if you satisfy certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI (or successor form). In addition, if you are a corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business, subject to adjustments, may also be subject to a “branch profits tax” at a 30% rate, unless an applicable income tax treaty provides for a lower rate. For this purpose, interest received on a note and gain recognized on the disposition of a note will be included in effectively connected earnings and profits if the interest or gain is effectively connected with the conduct by you of a U.S. trade or business.
Information Reporting and Backup Withholding
Payments to you of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities of the country in which you reside or are established under the provisions of an applicable treaty or agreement.
Backup withholding generally will not apply to payments to you of interest on a note if the certification described in “Tax Consequences to Non-U.S. Holders — Interest on the Notes” is duly provided or you otherwise establish an exemption.
Payment of the proceeds from the sale or other taxable disposition of a note (including a redemption, exchange or retirement) of a note effected by the U.S. office of a U.S. or non-U.S. broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your non-U.S. status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable form or successor form) and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds from the disposition of a note effected outside the United States by a non-U.S. office of a broker. However, unless such a broker has documentary evidence in its records that you are not a United States person and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the taxable disposition of a note effected outside the United States by such a broker if it has certain relationships with the United States.
Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be allowed as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.
Withholding on Payments to Certain Foreign Entities
Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance issued thereunder (referred to as “FATCA”) impose a 30% U.S. federal withholding tax on “withholdable payments” (as defined in the Code), including payments of interest on the notes if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying its direct and indirect substantial United States owners (generally by providing an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of a note, proposed U.S. Treasury regulations provide that such payments of gross proceeds (other than amounts treated as interest) do not constitute withholdable payments. Taxpayers generally may rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued.

Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a holder of the notes might be eligible for refunds or credits of such taxes. You should consult your own tax advisor regarding the effects of FATCA on your investment in the notes.
THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE OR LOCAL OR NON-U.S. TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF THE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING
We and the underwriters named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of the notes set forth opposite its respective name in the following table.
Underwriter	Principal Amount of Notes
RBC Capital Markets, LLC	$187,500,000
J.P. Morgan Securities LLC	187,500,000
Wells Fargo Securities, LLC	71,250,000
Truist Securities, Inc.	63,750,000
PNC Capital Markets LLC	31,608,000
Barclays Capital Inc.	31,607,000
BofA Securities, Inc.	31,607,000
CIBC World Markets Corp.	31,607,000
Citigroup Global Markets Inc.	31,607,000
Mizuho Securities USA LLC	31,607,000
SMBC Nikko Securities America, Inc.	31,607,000
U.S. Bancorp Investments, Inc.	11,250,000
Comerica Securities, Inc.	7,500,000
Total	$750,000,000
The underwriters are committed, subject to certain conditions, to take and, if any are taken, pay for all of the notes being offered. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.40% of the principal amount of such notes.
Any such securities dealers may resell notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.25% of the principal amount of such notes.
If all the notes are not sold at the initial offering price, the underwriters may change the offering price to the public and the other selling terms of the notes.
The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering:
	Per Note	Total
Underwriting Discounts	0.650%	$4,875,000
The notes are a series of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. We have been advised by certain of the underwriters that such underwriters intend to make a market in the notes but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to whether a trading market for the notes will develop or as to the liquidity of any trading market for the notes that may develop. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the notes while the offering is in progress. Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.
These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the prices of the notes may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be effected in the over-the-counter market or otherwise. Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
We estimate that our total expenses related to this offering, excluding the underwriting discounts, will be approximately $1 million.
We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.
Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. The underwriters are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment bank, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, certain of those underwriters or their affiliates are likely to hedge and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
We expect that delivery of the notes will be made against payment therefor on or about the settlement date specified on the cover page of this prospectus supplement, which will be the tenth business day following the date of pricing of the notes (this settlement cycle being referred to as “T+10”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade such notes prior to the business day before the settlement date, by virtue of the fact that the notes initially settle in T+10, will be required to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of such notes who wish to trade notes prior to the settlement date should consult their advisors.

Selling Restrictions
Abu Dhabi Global Market
This prospectus supplement is for distribution only to persons who (a) are outside the Abu Dhabi Global Market, or (b) are Authorised Persons or Recognised Bodies (as such terms are defined in the Financial Services and Markets Regulations 2015 (“FSMR”)), or (c) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. This document relates to an “Exempt Offer” within the meaning of section 61(3)(a) of the FSMR and Rule 4.3.1 of the Market Rules of the Financial Services Regulatory Authority or otherwise in circumstances which do not require the publication of an “Approved Prospectus” (as defined in section 61(2) of the FSMR).
Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth), or “Corporations Act”) has been or will be lodged with the Australian Securities and Investments Commission, or “ASIC,” or any other governmental agency, in relation to the offering. This prospectus supplement and the accompanying base prospectus do not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of the Corporations Act, and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.
The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia), neither this prospectus supplement nor the accompanying base prospectus or any other offering material or advertisement relating to the notes may be distributed or published in Australia, and any offer under this document is otherwise void and incapable of acceptance unless, in each case: (i) the offer, invitation or distribution is made to a ‘sophisticated investor’ in accordance with section 708(8) of the Corporations Act, including that the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Parts 6D.2 or 7.9 of the Corporations Act; (ii) the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license; (iii) the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the disclosure requirements set out in Chapter 6, and the licensing requirements set out in Chapter 7 of the Corporations Act); (iv) the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and (v) such action does not require any document to be lodged with ASIC or the ASX.
This prospectus supplement and the accompanying base prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus supplement and the accompanying base prospectus do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying base prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are “accredited investors,” as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1)

of the Securities Act (Ontario), and “permitted clients,” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser of the notes with remedies for rescission or damages if this prospectus supplement or the accompanying base prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by such purchaser within the time limit prescribed by the securities legislation of such purchaser’s province or territory. Such purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or “NI 33-105,” the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Dubai International Financial Centre (the “DIFC”)
This prospectus supplement and the accompanying base prospectus relate to an “Exempt Offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying base prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying base prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and the accompanying base prospectus. The notes to which this prospectus supplement and the accompanying base prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement and the accompanying base prospectus you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area, or the “EEA.” For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended, or “MiFID II”; or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended, or the “Prospectus Regulation.” Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended, or the “PRIIPs Regulation,” for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying base prospectus have been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying base prospectus are not prospectuses for the purposes of the Prospectus Regulation.
Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance

(Cap. 571 of the Laws of Hong Kong), or the “SFO,” and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the “CO,” and which do not constitute an offer or invitation to the public within the meaning of the CO. No advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
This prospectus supplement and the accompanying base prospectus have not been reviewed or approved by any regulatory authorities in Hong Kong, including the Securities and Futures Commission of Hong Kong and the Companies Registry of Hong Kong and neither have this prospectus supplement and the accompany prospectus been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying base prospectus may not be issued, circulated or distributed in Hong Kong, and the notes may not be offered for subscription to members of the public in Hong Kong. The recipients of this prospectus supplement and the accompanying base prospectus are advised to exercise caution in relation to any offer of the notes. If recipients are in any doubt about any of the contents of this prospectus supplement and the accompanying base prospectus, they should obtain independent professional advice. Each person acquiring the notes will be required, and is deemed by the acquisition of the notes, to confirm that it, he or she is aware of the restriction on offers of the notes described in this prospectus supplement and the accompanying base prospectus and the relevant offering documents and that it, he or she is not acquiring and has not been offered any notes in circumstances that contravene any such restrictions.
Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of April 13, 1948, as amended), or the “FIEA.” Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the account or the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or the account or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
People’s Republic of China
This prospectus supplement and the accompanying base prospectus may not be circulated or distributed in the People’s Republic of China (“PRC”) and the notes may not be offered or sold, and will not be offered or sold, directly or indirectly, to any resident of the PRC or to persons for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.
Republic of Italy
The offering of the notes has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no notes may be offered, sold or delivered, nor may copies of this prospectus supplement or of any other document relating to the notes be distributed in the Republic of Italy, except:
(a)   to qualified investors (investitori qualificati), as defined pursuant to Article 2 of the Prospectus Regulation and any applicable provision of Legislative Decree No. 58 of 24 February, 1998, as amended (the “Financial Services Act”) and Italian CONSOB regulations; or

(b)   in other circumstances which are exempted from the rules on public offerings pursuant to Article 1 of the Prospectus Regulation, Article 34-ter of Regulation No. 11971 of 14 May 1999, as amended from time to time (Regulation No. 11971), and the applicable Italian laws.
Any offer, sale or delivery of the notes or distribution of copies of this prospectus supplement or any other document relating to the notes in the Republic of Italy under (a) or (b) above must:
(i)   be made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 20307 of 15 February, 2018 (as amended from time to time) and Legislative Decree No. 385 of 1 September 1993, as amended (the “Banking Act”); and
(ii)   comply with any other applicable laws and regulations or requirement imposed by CONSOB, the Bank of Italy (including the reporting requirements, where applicable, pursuant to Article 129 of the Banking Act, as amended, and the implementing guidelines of the Bank of Italy, as amended from time to time) and/or any other Italian authority.
Singapore
This prospectus supplement and the accompanying base prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying base prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than: (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to the conditions set forth in the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (i) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, then securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made in reliance on an exemption under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person as defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.
In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore, or “CMP Regulations 2018,” unless otherwise specified before an offer of notes, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
South Korea
The notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”) and the notes have been and will be offered in Korea as a private placement under the FSCMA. None of the notes may be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). For a period of one year from the issue date of the notes, any acquirer of the notes who was solicited to buy the notes in Korea is prohibited from transferring any of the notes to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the notes.
The notes will not be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FSCMA, the FETL and other relevant laws and regulations of Korea.
Switzerland
This prospectus supplement and the accompanying base prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange, or the “SIX,” or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying base prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland, and neither this prospectus supplement, the accompanying base prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, us, or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the “CISA.” The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.
Taiwan
The notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China, or “Taiwan,” pursuant to applicable securities laws and regulations. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the notes or the provision of information relating to this prospectus supplement and the accompanying base prospectus. The notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered or sold in Taiwan. No subscription or other offer to purchase the notes shall be binding on us until received and accepted by us or any underwriter outside of Taiwan, or the “Place of Acceptance,” and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.
United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the DFIC) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the DFIC governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying base prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the DFIC) and are not intended to be a public offer. This prospectus supplement and the accompanying base prospectus have not been approved by or filed with the

Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the DFSA.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom, or the “UK.” For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, or the “EUWA”; (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended, or the “FSMA,” and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of the domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA, or the “UK Prospectus Regulation”; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA, or the “UK PRIIPs Regulation,” for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
This prospectus supplement is only being distributed to and is only directed at (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005, as amended, or the “Financial Promotion Order,” or (iii) high net worth companies, and other persons to whom it may otherwise be lawfully communicated, falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons together being referred to as “relevant persons”). The notes are only available to, and any invitation. offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS
The validity of the notes offered by this prospectus supplement will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Latham & Watkins LLP, Houston, Texas, will pass upon certain legal matters relating to the issuance and sale of the notes offered hereby on behalf of the underwriters.

EXPERTS
The consolidated financial statements of Antero Resources Corporation as of December 31, 2023 and 2024, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.
The information incorporated by reference into this prospectus regarding estimates of our natural gas and oil reserves, related future net cash flows and the present values thereof as of December 31, 2022, December 31, 2023 and December 31, 2024 was based in part upon reserve reports audited by independent petroleum engineers, DeGolyer and MacNaughton. We have included these estimates in reliance on the authority of such firm as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement with the SEC under the Securities Act, that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.
In addition, we file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You may also access the information we file electronically with the SEC through our website at www.anteroresources.com. We have not incorporated by reference into this prospectus the information included on, or linked from, our website, and you should not consider it to be a part of this prospectus.
We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of such documents.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including information specifically incorporated by reference from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2025;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025;

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our Current Reports on Form 8-K filed on June 6, 2025, August 14, 2025, September 23, 2025 and December 8, 2025; and

•
the description of our common stock contained in Exhibit 4.6 of our Annual Report on Form 10-K for the year ended December 31, 2024, our Registration Statement on Form 8-A filed on October 8, 2013 and any other amendments or reports filed with the SEC for the purpose of updating such description.

You can obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You may also request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:
Antero Resources Corporation
1615 Wynkoop Street
Denver, Colorado 80202
(303) 357-7310

PROSPECTUS
Antero Resources Corporation
Common Stock
Preferred Stock
Senior Debt Securities

From time to time we may offer and sell the following securities:
•
Shares of common stock;

•
Shares of preferred stock; and

•
Senior debt securities.

We refer to our common stock, preferred stock and senior debt securities, collectively, as the “securities.” We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings.
We may offer and sell these securities through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis.
This prospectus describes only the general terms of the securities and the general manner in which we may offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we will offer the securities and also may add, update or change information contained in this prospectus.
You should carefully read this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. You should also read the documents we refer to in the “Where You Can Find More Information” section of this prospectus for the information about us and certain risks related to the purchase of our securities.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “AR.” On January 9, 2026, the last reported sale price of our common stock on the NYSE was $31.38 per share.

Investing in our securities involves risks. Please read “Risk Factors” beginning on page 2 of this prospectus and in the applicable prospectus supplement and in the documents incorporated herein and therein before you make any investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated January 12, 2026

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this prospectus. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of such document, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Antero Resources Corporation and the securities that we may offer under this prospectus.
Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. Please read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” carefully before buying any of the securities being offered.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Unless the context requires otherwise or unless otherwise noted, all references in this prospectus to “Antero,” the “Company,” “we,” “us” or “our” are to Antero Resources Corporation and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.
In addition, we file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You may also access the information we file electronically with the SEC through our website at www.anteroresources.com. We have not incorporated by reference into this prospectus the information included on, or linked from, our website, and you should not consider it to be a part of this prospectus.
We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of such documents.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including information specifically incorporated by reference from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2025;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025;

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our Current Reports on Form 8-K filed on June 6, 2025, August 14, 2025, September 23, 2025 and December 8, 2025; and

•
the description of our common stock contained in Exhibit 4.6 of our Annual Report on Form 10-K for the year ended December 31, 2024, our Registration Statement on Form 8-A filed on October 8, 2013 and any other amendments or reports filed with the SEC for the purpose of updating such description.

You can obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You may also request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:
Antero Resources Corporation
1615 Wynkoop Street
Denver, Colorado 80202
(303) 357-7310

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Some of the information in this prospectus, including the documents incorporated by reference herein, may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical fact included or incorporated by reference in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements described or referenced under the heading “Risk Factors” in this prospectus and under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our subsequent Quarterly Reports on Form 10-Q. Each forward-looking statement is based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events at the time such statement was made. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:
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natural gas, NGLs and oil prices;

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our ability to execute our business strategy;

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our production and natural gas, natural gas liquids (“NGLs”) and oil reserves;

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our financial strategy, liquidity and capital required for our development program;

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risks associated with our pending acquisition of HG Energy II Production Holdings, LLC and Antero Midstream’s (as defined below) pending acquisition with HG Energy II Midstream Holdings, LLC, and the pending disposition of substantially all of our Utica Shale oil and gas assets and Antero Midstream’s disposition of substantially all of its Utica Shale midstream assets, including the risk that any of the pending transactions is not consummated on the terms expected or on the anticipated schedule, or at all, and risks associated with the successful integration and future performance of the acquired assets and operations;

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our ability to obtain debt or equity financing on satisfactory terms to fund acquisitions, expansion projects, capital expenditures, working capital requirements and the repayment or refinancing of indebtedness;

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our ability to execute our return of capital program;

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timing and amount of future production of natural gas, NGLs and oil;

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impacts of geopolitical events, including the conflicts in Ukraine and in the Middle East, and world health events;

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our ability to meet minimum volume commitments and to utilize or monetize our firm transportation commitments;

•
marketing of natural gas, NGLs and oil;

•
our future drilling plans;

•
our projected well costs;

•
our hedging strategy and results;

•
costs of developing our properties;

•
uncertainty regarding our future operating results;

•
operations of Antero Midstream Corporation (“Antero Midstream”);

•
competition;

•
government regulations and changes in laws;

•
pending legal or environmental matters;

•
leasehold or business acquisitions;

•
our ability to achieve our greenhouse gas reduction targets and the costs associated therewith;

•
general economic conditions;

•
credit markets; and

•
our other plans, objectives, expectations and intentions contained or incorporated by reference in this prospectus that are not historical.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties incidental to our business, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, inflation, supply chain or other disruption, availability and cost of drilling, completion and production equipment and services, environmental risks, drilling and completion and other operating risks, marketing and transportation risks, regulatory changes or changes in law, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flows and access to capital, the timing of development expenditures, conflicts of interest among our stockholders, impacts of geopolitical and world health events, cybersecurity risks, the state of markets for, and availability of, verified quality carbon offsets and the other risks described or referenced under the heading “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our subsequent Quarterly Reports on Form 10-Q, each of which is incorporated by reference herein.
Reserve engineering is a process of estimating underground accumulations of natural gas, NGLs and oil that cannot be measured in an exact manner. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data, and the price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities, or changes in commodity prices, may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of natural gas, NGLs and oil that are ultimately recovered.
Should one or more of the risks or uncertainties described in this prospectus or the documents incorporated by reference herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.
All forward-looking statements, expressed or implied, included in this prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.
Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements to reflect events or circumstances after the date of this prospectus.

v

ABOUT ANTERO RESOURCES CORPORATION
We are an independent oil and natural gas company engaged in the development, production, exploration and acquisition of natural gas, NGLs, and oil properties located in the Appalachian Basin. We focus on unconventional reservoirs, which can generally be characterized as fractured shale formations. Our management team has worked together for many years and has a successful track record of reserve and production growth as well as significant expertise in unconventional resource plays. Our strategy is to leverage our team’s experience delineating and developing natural gas resource plays to profitably grow our reserves and production, primarily on our existing multi-year inventory of drilling locations.
We have assembled a portfolio of long-lived properties that are characterized by what we believe to be high repeatability and low geologic risk. We have three reportable segments: (i) the exploration, development and production of natural gas, NGLs and oil; (ii) marketing of excess firm transportation capacity; and (iii) midstream services through our equity method investment in Antero Midstream. Our drilling opportunities are focused in the Appalachian Basin. All of our operations are conducted in the United States.
Our principal executive offices are located at 1615 Wynkoop Street, Denver, Colorado 80202, and our telephone number is (303) 357-7310. Our website address is www.anteroresources.com. We make our periodic reports and other information filed with or furnished to the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website is not incorporated by reference herein and does not constitute a part of this prospectus.

RISK FACTORS
An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recently filed Annual Report on Form 10-K, any of our subsequently filed Quarterly Reports on Form 10-Q and any of our subsequently filed Current Reports on Form 8-K, each of which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Unless we specify otherwise in any prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, which may include, among other things:
•
repayment of indebtedness; and

•
funding working capital, capital expenditures and acquisitions.

The actual application of the net proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

DESCRIPTION OF CAPITAL STOCK
As of January 9, 2026, our authorized capital stock consisted of 1,000,000,000 shares of common stock, par value $0.01 per share, of which 308,510,105 shares were issued and outstanding, and 50,000,000 shares of preferred stock, par value $0.01 per share, of which none were issued and outstanding.
The following summary of our capital stock, the Certificate of Incorporation and Bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to the Certificate of Incorporation and Bylaws, which are both filed as exhibits to the registration statement of which this prospectus is a part.
Common Stock
Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL. Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends and distributions (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available therefor. All outstanding shares of common stock are fully paid and non-assessable and the shares of common stock that will be issued under this prospectus will be fully paid and non-assessable.
The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of common stock are entitled to share ratably in our assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.
Preferred Stock
The Certificate of Incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by our board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.
Should we offer shares of preferred stock under this prospectus, a prospectus supplement relating to the particular series of preferred stock offered will include the specific terms of those shares of preferred stock, including, among other things, the following:
•
the designation, stated value and liquidation preference of the preferred stock and the number of shares of preferred stock offered;

•
the price at which the shares will be issued;

•
any conversion or exchange provisions of the shares of preferred stock;

•
any redemption or sinking fund provisions of the preferred stock;

•
any dividend rights of the preferred stock;

•
a discussion of material U.S. federal income tax considerations; and

•
any additional rights, preferences, privileges, limitations and restrictions of the preferred stock.

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws
Certain provisions of Delaware law, our Certificate of Incorporation and our Bylaws could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Law
Section 203 of the DGCL prohibits a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•
the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two thirds of the outstanding voting stock that is not owned by the interested stockholder.

We have elected to not be subject to the provisions of Section 203 of the DGCL.
Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws
Among other things, our Certificate of Incorporation and Bylaws:
•
establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year (unless the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, in which case such notice must be delivered no earlier than the close of business on the 120th day prior to such annual meeting or later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day after the first public disclosure of the date of such meeting by us). Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•
provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;
•
provide that the authorized number of directors may be changed only by resolution of the board of directors;

•
provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•
provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•
provide our Certificate of Incorporation and Bylaws may be amended by the affirmative vote of the holders of at least two thirds of our then outstanding common stock;

•
provide that special meetings of our stockholders may only be called by our board of directors, the chief executive officer or the chairman of our board of directors;

•
provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

•
provide that we renounce any interest in existing and future investments in other entities by, or the business opportunities of, our private equity sponsors or any of their respective officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than our directors that are presented business opportunities in their capacity as our directors) and that they have no obligation to offer us those investments or opportunities; and

•
provide that our Bylaws can be amended or repealed at any regular or special meeting of stockholders or by the board of directors, including the requirement that any amendment by the stockholders at a meeting be upon the affirmative vote of at least 66 2∕3% of the shares of common stock generally entitled to vote in the election of directors.

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.
Listing
Our common stock is listed on the NYSE under the symbol “AR.”

DESCRIPTION OF DEBT SECURITIES
General
We may issue one or more series of debt securities pursuant to this prospectus. We will issue the debt securities under an indenture (as it may be amended or supplemented, the “Indenture”), to be entered into between us and Computershare Trust Company, N.A., as trustee (the “Trustee”). A form of the Indenture is included as an exhibit to the registration statement of which this prospectus is a part.
Below is a description of certain general terms of the debt securities. The description is not complete and is subject to and qualified in its entirety by reference to the Indenture. The particular terms of a series of debt securities will be described in a prospectus supplement and, if applicable, a pricing supplement. Capitalized terms used but not defined in this summary have the meanings specified in the Indenture.
The debt securities will rank equally with all of our unsecured and unsubordinated debt. The Indenture is subject to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Indenture does not limit the amount of debt securities which we may issue, nor does it limit us or our subsidiaries from issuing any other unsecured debt. Such other unsecured debt may have different terms than the debt securities. Our previously issued and outstanding senior debt have different terms from the debt securities (including different restrictive covenants and event of default provisions). The terms of the debt securities issued under this prospectus will only be as described in the Indenture, this prospectus, any prospectus supplement and, if applicable, a pricing supplement.
Each prospectus supplement, together with a pricing supplement, if applicable, will describe the terms relating to a series of debt securities, which may include:
•
the title;

•
any limit on the amount that may be issued (unless expressly provided in the applicable prospectus supplement or pricing supplement, a series of our debt securities may be re-opened from time to time for the issuance of additional debt securities of that series, subject to the terms and conditions set forth in or established pursuant to the Indenture);

•
the price at which that series of debt securities will be issued, which may be at a discount or a premium;

•
whether or not that series of debt securities will be issued in global form and, if applicable, who the depositary will be;

•
the maturity date(s) or the method of determining the maturity date(s);

•
the person to whom any interest will be payable on any debt security, if other than the person in whose name that security is registered at the close of business on the regular record date;

•
the interest rate(s), if any (which may be fixed or variable), or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record date(s) for interest payment date(s);

•
the place(s) where payments shall be payable, debt securities may be surrendered for registration of transfer, securities may be surrendered for exchange, and notices and demands to or upon us may be served;

•
the period(s) within which, and the price(s) at which, that series of debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and other related terms and conditions;

•
any mandatory or optional sinking fund provisions or any provisions for remarketing that series of debt securities and other related terms and provisions;

•
the denominations in which that series of debt securities will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•
the currency or currencies, including composite currencies or currency units, in which that series of debt securities may be denominated or in which payment of the principal of and interest, if any, on that series of debt securities shall be payable, if other than the currency of the United States of America, and, if so, whether that series of debt securities may be satisfied and discharged other than as provided in the Indenture;
•
if the amounts of payments of principal of and any interest on, that series of debt securities are to be determined by reference to an index, formula or other method, or based on a coin or currency other than that in which that series of debt securities are stated to be payable, the manner in which such amounts shall be determined and the calculation agent, if any, with respect thereto;

•
if other than the principal amount thereof, the portion of the principal amount of that series of debt securities that will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default;

•
if other than as defined in the Indenture, the meaning of “Business Day” when used with respect to that series of debt securities;

•
if that series of debt securities may be issued or delivered (whether upon original issuance or upon exchange of a temporary security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the Indenture, the forms and terms of those certificates, documents or conditions;

•
whether the debt securities of such series are subject to subordination and the terms of such subordination;

•
any addition to, or modification or deletion of, any event of default, covenant or other term or provision specified in the Indenture with respect to that series of debt securities; and

•
any other terms, which other terms may (subject, in the case of an existing outstanding series of debt securities, to the provisions of the Indenture described below under “— Modification of Indenture; Waiver”) amend, supplement or replace any of the terms of the Indenture insofar as it concerns the debt securities of that series.

Each prospectus supplement or pricing supplement, as applicable, may describe material U.S. federal income tax considerations applicable to the acquisition, ownership and disposition of the debt securities that the prospectus supplement or pricing supplement covers, as applicable.
Limitation on Liens
The Indenture provides that we will not, nor will we permit any Consolidated Subsidiary (as defined below) to, incur, create, assume, guarantee or otherwise become liable with respect to (collectively, “incur”) any Secured Debt (as defined below), unless (i) the debt securities are secured equally and ratably with (or prior to) such Secured Debt or (ii) after giving effect thereto, the aggregate amount of all Secured Debt that would otherwise be subject to the restrictions set forth in this Section would not exceed the greater of (a) $2.5 billion, or (b) 15% of Consolidated Net Tangible Assets determined at the time of incurrence thereof; provided that for purposes of this covenant, there shall be excluded from Secured Debt all Indebtedness secured by:
(1)
Liens (as defined below) existing on the date of the Indenture;

(2)
Liens existing on property of, or on any shares of Capital Stock or Indebtedness (each as defined below) of, any Business Entity (as defined below) at the time such Business Entity becomes a Consolidated Subsidiary or at the time such Business Entity is merged into or consolidated with us or any Consolidated Subsidiary or at the time of sale, lease or other disposition of the properties of such Business Entity (or a division of such Business Entity) to us or a Consolidated Subsidiary as an entirety or substantially as an entirety;

(3)
Liens in favor of us or a Consolidated Subsidiary;

(4)
Liens in favor of governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute;

(5)
Liens existing on property, shares of Capital Stock or Indebtedness at the time of acquisition thereof (including acquisition through merger or consolidation) or Liens to (i) secure the payment of all or any part of the purchase price of such property, shares or Indebtedness or the cost of construction, installation, expansion, renovation, improvement or development on or of such property or (ii) secure any Indebtedness incurred prior to, at the time of, or within two years after the latest of the acquisition, the completion of such construction, installation, expansion, renovation, improvement or development or the commencement of full operation of such property or within two years after the acquisition of such shares or Indebtedness for the purpose of financing all or any part of the purchase price or cost thereof;

(6)
Liens on any specific oil or gas property to secure Indebtedness incurred by us or any Consolidated Subsidiary to provide funds for all or any portion of the cost of exploration, production, gathering, processing, marketing, drilling or development of such property;

(7)
Liens on any Principal Domestic Property (as defined below) securing Indebtedness incurred under industrial development, pollution control or other revenue bonds issued or guaranteed by the United States of America or any State thereof or any department, agency, instrumentality or political subdivision thereof;

(8)
Liens on any Principal Domestic Property securing Indebtedness arising in connection with the sale of accounts receivable resulting from the sale of oil or gas at the wellhead; and

(9)
extensions, renewals or refundings of any Liens referred to in the foregoing clauses (1) through (8), subject to certain limitations.

Consolidation, Merger or Sale
The Indenture does not permit us to consolidate with, merge into or convey, transfer or lease our properties and assets substantially as an entirety to any Business Entity unless the following conditions are met:
•
the Business Entity formed by such consolidation or into which we are merged or the Business Entity that acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety shall be a Business Entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, all of our obligations under the Indenture and the debt securities; and

•
immediately after giving effect to such transaction, no event of default, or event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing.

If the conditions described above are satisfied with respect to the debt securities, we will not need to obtain the approval of the holders in order to engage in such a consolidation, merger, conveyance, transfer or lease. Also, these conditions will apply only if we wish to consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity and any transaction that involves a change of control of Antero but in which we do not consolidate with or merge into another entity, as well as any transaction in which we convey, transfer or lease our properties and assets other than substantially as an entirety to a Business Entity.
Reports
The Indenture provides that we will file with the Trustee, within 15 days after we have filed the same with the United States Securities and Exchange Commission (the “Commission”), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which we may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; provided that we will be deemed to have filed copies of any such annual reports, documents or other reports with the Trustee to the extent that such annual reports, documents or other reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure).

Delivery of reports, information and documents to the Trustee are for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive or actual knowledge or notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on officer’s certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants described herein, to determine whether such reports, information or other documents have been filed with the Commission (whether via EDGAR or any successor electronic delivery procedure) or posted on any website or datasite under the Indenture, to examine such reports, information or documents to ensure compliance with the provisions of the Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein or to participate in any conference calls.
Events of Default and Remedies Under the Indenture
The following are events of default under the Indenture with respect to each series of debt securities:
•
failure to pay any installment of interest upon any debt securities of such series when it becomes due and payable, and continuance of such failure to pay for a period of 30 days;

•
failure to pay the principal of any debt securities of such series when due;

•
failure to perform or breach of any other covenant or warranty contained in the debt securities or the Indenture (other than a covenant or warranty specifically benefiting only another series of debt securities), and the continuance of such failure or breach for a period of 90 days after we receive notice of such failure or breach from the Trustee or holders of at least 25% in principal amount of the outstanding debt securities of that series;

•
certain events of bankruptcy, insolvency or reorganization relating to us; and

•
any other event of default specified in the prospectus supplement or pricing supplement, if any, relating to that series of debt securities.

If an event of default with respect to the debt securities of any series occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series, by notice in writing to us (and to the Trustee if notice is given by such holders), may declare the principal of (or if such debt securities are Original Issue Discount Securities, the portion of the principal amount specified in the applicable prospectus supplement or pricing supplement, if any), and accrued interest, if any, on the debt securities of such series to be due and payable immediately. At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the Trustee, may rescind and annul such declaration and its consequences if:
•
we have paid or deposited with the Trustee a sum sufficient to pay all overdue installments of interest on the debt securities of that series, the principal of any debt securities of that series which has become due otherwise than by such declaration of acceleration and interest thereon, to the extent payment of such interest is lawful, interest on overdue installments of interest, all sums paid or advanced by the Trustee, the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amount due to the Trustee under the Indenture, and

•
all events of default with respect to outstanding debt securities of that series, other than the non-payment of the principal of and interest on such debt securities which became due solely by such declaration of acceleration, have been cured or waived in accordance with the terms of the Indenture.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except defaults regarding:
•
payment of principal or interest; or

•
covenants that cannot be modified or amended without the consent of each holder of an outstanding debt security affected thereby (as described under “— Modification of Indenture; Waiver” below).

Any waiver shall cure such default and the corresponding event of default.

Subject to the terms of the Indenture, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the applicable series of debt securities, unless the holders have offered the Trustee security or indemnity satisfactory to the Trustee against costs, expenses and liabilities to be incurred in compliance with such request. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of that series; provided that:
•
the direction given to the Trustee is not in conflict with any law or the Indenture;

•
the Trustee may take any other action deemed proper by it which is not inconsistent with that direction; and

•
the Trustee has not determined that the action would be unjustly prejudicial to the holders not involved in the proceeding (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such action would be unjustly prejudicial to such holders).

A holder of the debt securities of any series will have the right to institute a proceeding under the Indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•
the holder has given written notice to Trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and have offered indemnity satisfactory to the Trustee to institute the proceedings as trustee; and

•
the Trustee does not institute the proceeding, and does not receive from the holders of a majority in principal amount of the outstanding debt securities of that series other conflicting directions, within 60 days after the notice, request and offer of indemnity.

The Indenture provides that no holder or group of holders of debt securities will have any right to affect, disturb or prejudice the rights of other holders, obtain or seek priority or preference over another holder or enforce its rights under the Indenture except as provided in the Indenture for the equal and ratable benefit of all holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions affect, disturb or prejudice the rights of such Holders or obtain or seek to obtain priority or preference over such Holders).
These limitations on instituting proceedings do not apply to a suit instituted by a holder of debt securities to enforce the payment of the principal of or interest on the debt securities.
We will periodically deliver statements to the Trustee regarding the existence or absence of defaults under the Indenture.
Modification of Indenture; Waiver
We and the Trustee may amend or supplement the Indenture without the consent of any holders to, among other things:
•
evidence the succession of another Business Entity to us and the assumption by such successor of our covenants, agreements and obligations in the Indenture and the debt securities;

•
add to our covenants, agreements and obligations for the benefit of the holders of all debt securities or any series thereof, or to surrender any right or power the Indenture confers upon us;

•
add to or change any of the provisions of the Indenture to permit the issuance of debt securities in uncertificated form;

•
establish the form and terms of the debt securities of any series and (unless prohibited by the terms of the debt securities of any series pursuant to the Indenture) to provide for the re-opening of a series of debt securities and for the issuance of additional debt securities of such series;

•
evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee with respect to the debt securities of one or more series;

•
cure any ambiguity or correct or supplement any provision in the Indenture that may be inconsistent with any other provision in the Indenture or make other provisions with respect to matters or questions arising under the Indenture;

•
add to, change or eliminate any provisions of the Indenture (which addition, change or elimination may apply to one or more series of debt securities), provided that the addition, change or elimination neither (a) applies to any debt securities of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of the provision nor (b) modifies the rights of holders of those debt securities with respect to those modified provisions;

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add to or change or eliminate any provision of the Indenture as shall be necessary to comply with any amendments to the Trust Indenture Act or to otherwise maintain qualification of the Indenture under the Trust Indenture Act or to comply with the rules of any applicable depositary;

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to conform the text of the Indenture or the debt securities to any provision of the section “Description of Notes” (or equivalent title) in the offering memorandum or prospectus relating to the initial offering of such debt securities;

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secure the debt securities; or

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change anything else that does not adversely affect the interests of any holder of debt securities in any material respect.

In addition, under the Indenture, the rights of holders of any series of debt securities may be changed by us and the Trustee with the written consent of (i) the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Indenture voting as a single class or (ii) if fewer than all of the series of outstanding debt securities issued under the Indenture are affected by such addition, change, elimination or modification, the holders of not less than a majority in principal amount of the outstanding securities of all series so affected by such supplemental indenture voting as a single class (including, for the avoidance of doubt, consents obtained in connection with a purchase of, or tender offer or exchange for, such debt securities), to execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to such applicable series of debt securities or modify in any manner the rights of the holders of such applicable series of debt securities under the Indenture.
However, no change may be made without the consent of each holder of an outstanding debt security affected thereby if such change would, among other things:
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change the stated maturity of principal of, or any installment of principal or interest on, any such debt security;

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reduce the principal amount of, or the rate of interest on, or any premium payable on, any such debt security;

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change the place where, or currency in which, any principal of or interest on any such debt security is payable;

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impair the right of the holders to institute suit for the enforcement of any payment of any such debt security on or after the stated maturity thereof;

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reduce the percentage in principal amount of outstanding debt securities of any series the holders of which are required to consent to any such change, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences with respect to the debt securities of such series provided for in the Indenture; and

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modify any of the foregoing requirements or the provisions regarding waivers of any covenant or past default other than to increase the percentage of holders required for consent or waiver or add consent requirements for modification or waiver of other provisions.

Certain Definitions
“Business Entity” means a corporation, association, business trust, partnership, limited liability company or other business entity.
“Capital Stock” means (a) in the case of a corporation, common stock, preferred stock and any other capital stock, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, limited liability company interests, and (d) in the case of any other Business Entity, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, such Business Entity, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Consolidated Net Tangible Assets” means the total of the Net Tangible Assets of us and our Consolidated Subsidiaries included in our and our Consolidated Subsidiaries’ financial statements prepared on a consolidated basis in accordance with United States generally accepted accounting principles, after eliminating all intercompany items.
“Consolidated Subsidiary” means any subsidiary included in our and our subsidiaries’ financial statements prepared on a consolidated basis in accordance with United States generally accepted accounting principles.
“Current Liabilities” means all Indebtedness that may properly be classified as a current liability in accordance with United States generally accepted accounting principles.
“Indebtedness” means, with respect to any Person, at any time, and in each case only to the extent such obligations are presented as liabilities on the face of the balance sheet of such Person in accordance with generally accepted accounting principles, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (b) obligations under finance leases (the amount of such obligations being the capitalized amount of such leases, determined in accordance with generally accepted accounting principles as in effect as of the date of such determination), and (c) guarantees by such Person of any Indebtedness of others of the type described in the foregoing clauses (a) and (b).
“Lien” means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance to secure Indebtedness for borrowed money, but excluding (i) any security interest which a lessor may be deemed to have under a lease and (ii) any lien which may be deemed to exist under a Production Payment or under any subordination arrangement.
“Net Tangible Assets” of any specified Person means the total of all assets properly appearing on a balance sheet of such Person prepared in accordance with United States generally accepted accounting principles, after deducting from such total, without duplication of deductions, (a) all Current Liabilities of such Person; and (b) that portion of the book amount of all such assets which would be treated as intangibles under United States generally accepted accounting principles, including, without limitation, all such items as goodwill, trademarks, trade names, brands, copyrights, patents, licenses and rights with respect to the foregoing and unamortized debt discount and expense.
“Original Issue Discount Security” means any debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to the Indenture.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Principal Domestic Property” means any developed oil or gas producing property which is owned or leased by us or any Consolidated Subsidiary and (i) which is located in the continental United States and (ii) the gross book value of which on the date of determination exceeds 3% of Consolidated Net Tangible Assets; provided, however, that any such property declared by our Board of Directors by Board Resolution not to be of material importance to our and our Consolidated Subsidiaries’ business, taken as a whole, will not be a Principal Domestic Property.
“Production Payment” means any economic interest in oil, gas or mineral reserves which (1) entitles the holder thereof to a specified share of future production from such reserves, free of the costs and expenses of such production, and (2) terminates when a specified quantity of such share of future production from such reserves has been delivered or a specified sum has been realized from the sale of such share of future production from such reserves.
“Redemption Date” when used with respect to any debt securities to be redeemed means the date fixed for such redemption by or pursuant to the Indenture.
“Secured Debt” means any Indebtedness of us or any Consolidated Subsidiary for borrowed money, secured by a Lien on any Principal Domestic Property or on any shares of Capital Stock of, or on any Indebtedness of, any Consolidated Subsidiary that owns any Principal Domestic Property.
“subsidiary” means a Business Entity more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries, or by us and one or more of our other subsidiaries.
“Voting Stock” means, with respect to any Business Entity, any class or series of Capital Stock of such Business Entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of, or to appoint or to approve the appointment of, the directors, trustees or managing members of, or other persons holding similar positions with, such Business Entity.
Form, Exchange and Transfer
The debt securities of each series will be issued as registered securities. Unless otherwise specified in the applicable prospectus supplement or the pricing supplement, if any, debt securities will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the terms of the Indenture and the limitations applicable to global securities described in the applicable prospectus supplement or the pricing supplement, if any, debt securities will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the Indenture and the limitations applicable to global debt securities set forth in the applicable prospectus supplement or pricing supplement, if any, debt securities issued may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly executed) at the office of the registrar or at the office of any transfer agent we designate for that purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. We have appointed the Trustee as registrar. Any transfer agent (in addition to the registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement or pricing supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If the debt securities of any series are to be redeemed, we will not be required to:
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issue, register the transfer of, or exchange any debt securities of, that series during a period beginning at the opening of business 15 days before any selection of debt securities for redemption and ending on the day of mailing or sending of the relevant notice of redemption; or

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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Global Debt Securities
The debt securities of each series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement or pricing supplement, if any. A global debt security shall be issued in registered form and in either temporary or definitive form. A global debt security may not be transferred, except as a whole, among the depositary for that debt security and its nominees and their respective successors. If any debt securities of a series are issuable as global debt securities, the applicable prospectus supplement or pricing supplement, if any, will describe any circumstances when beneficial owners of interests in that global debt security may exchange their interests for definitive debt securities of like series and tenor and principal amount in any authorized form and denomination.
Discharge
Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, we may terminate at any time our obligations under the Indenture with respect to any series of debt securities (other than certain limited obligations, such as the obligation to transfer and exchange debt securities of that series) by (1)(a) delivering all of the outstanding debt securities of that series to the Trustee to be cancelled or (b) depositing with the Trustee in trust funds or non-callable United States government or government-guaranteed obligations sufficient without reinvestment to pay all remaining principal and interest on the series of debt securities and (2) complying with certain other provisions of the Indenture.
Information Concerning the Trustee
The Trustee, other than during the occurrence and continuance of an event of default under the Indenture, undertakes to perform only those duties as are specifically set forth in the Indenture and, upon an event of default under the Indenture, must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Trustee is under no obligation to exercise any of the rights or powers given it by the Indenture at the request or direction of any holder of debt securities unless the Trustee is offered security or indemnity by that holder against the costs, expenses and liabilities that it might incur. The Trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it believes that it will be repaid or receive adequate indemnity to the Trustee’s satisfaction.
Payment and Payment Agents
The person in whose name a debt security is registered will be treated as the owner of such security for the purpose of receiving payment of principal and, unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, interest on such debt security and for all other purposes.
Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, payment of interest on any debt securities on any interest payment date will be made to the person in whose name those debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the interest, except as otherwise provided by the procedures of the depositary. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, principal and interest on the debt securities of a particular series will be payable at the office of the paying agents that we designate, except that payments of interest may, at our option, be made by wire transfer or check mailed to the address of the person entitled thereto.
We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, the corporate trust office or agency of the Trustee in the United States will be designated as the paying agent for payments with respect to debt securities.
Subject to applicable abandoned property law, all moneys that we pay to a paying agent or the Trustee for the payment of the principal or interest, if any, on any debt securities which remain unclaimed at the end of two years after that principal or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.
Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, interest shall be computed, for fixed rate securities, on the basis of a 360-day year comprised of twelve 30-day months, and, for variable rate securities, on the basis of the actual number of days in the interest period divided by 360.

Governing Law
The Indenture and debt securities are governed by and construed in accordance with the law of the State of New York.

PLAN OF DISTRIBUTION
We may sell securities described in this prospectus and any accompanying prospectus supplement through underwriters, through broker-dealers, through agents, on one or more exchanges, directly to one or more purchasers, including existing stockholders, through a combination of any of the foregoing methods of sale, or through any other method permitted by applicable law.
We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts, and other items constituting compensation to underwriters, dealers, or agents.
We will fix a price or prices of our securities at:
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market prices prevailing at the time of any sale under this registration statement;

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prices related to market prices; or

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negotiated prices.

We may change the price of the securities offered from time to time.
If we use underwriters or dealers in the sale, they will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
We may sell the securities through agents designated by us from time to time. We will name any agent involved in the offering and sale of the securities for which this prospectus is delivered, and disclose any commissions payable by us to the agent or the method by which the commissions can be determined, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto. We may use electronic media, including the internet, to sell offered securities directly.
We may engage in at-the-market offerings and offer our securities into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act on the terms described in the prospectus supplement relating thereto. Underwriters, dealers, and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.
We may agree to indemnify underwriters, dealers, and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.
Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.
A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.
In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers, or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers, or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers, or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.
EXPERTS
The consolidated financial statements of Antero Resources Corporation as of December 31, 2023 and 2024, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.
The information incorporated by reference into this prospectus regarding estimates of our natural gas and oil reserves, related future net cash flows and the present values thereof as of December 31, 2024 was based in part upon reserve reports audited by independent petroleum engineers, DeGolyer and MacNaughton. We have included these estimates in reliance on the authority of such firm as experts in such matters.

$750,000,000 5.400% Senior Notes due 2036
Antero Resources Corporation
PROSPECTUS SUPPLEMENT
Joint Book-Running Managers
RBC Capital Markets		J.P. Morgan
Wells Fargo Securities	Truist Securities	PNC Capital Markets LLC
Barclays	BofA Securities	CIBC Capital Markets
Citigroup	Mizuho	SMBC Nikko
Co-Managers
US Bancorp	Comerica Securities